Exhibit 10.8
GLOBAL CONSUMER ACQUISITION CORP.
July 16, 2007
Hayground Cove Asset Management LLC
1370 Avenue of the Americas, 28th Floor
New York, NY 10019
Ladies and Gentlemen:
     This letter sets forth the agreement (the “Agreement”) between Global Consumer Acquisition Corp., a Delaware Corporation (the “Company”), and Hayground Cove Asset Management LLC, a Delaware limited liability company (“Hayground Cove”), in connection with the services to be provided by Hayground Cove. The Company expects to complete an offering of units (the “Offering”) to be listed on the American Stock Exchange (“Amex”). This letter will confirm our agreement that, commencing on the date upon which the units issued in the Offering are admitted to trading on Amex (the “Admission Date”) and continuing until the earlier of the consummation by the Company of a Business Combination (as described in the final prospectus (the “Prospectus”) contained in a registration statement on Form S-1 relating to the Offering) and the Company’s liquidation (the “Termination Date”), Hayground Cove shall:
     (i) provide administrative services as may be required by the Company from time to time, including the administration of the Company’s day-to-day activities;
     (ii) provide office space to the Company for use by the Company’s employees and service providers for purposes of conducting the Company’s business;
     (iii) perform accounting and comptroller-related services for the Company, including correspondence with the Company’s auditors;
     (iv) make available the services of Jason N. Ader, Scott LaPorta and such other employees of Hayground Cove as may be agreed between the parties hereto from time to time (collectively, the “Approved Employees”), including sourcing acquisition candidates; provided that Hayground Cove shall have no liability to the Company for the acts and/or omissions of the Approved Employees while performing such services and Hayground Cove shall not be regarded as having provided any service performed by the Approved Employees for the Company (including, but not limited to, the giving of investment advice); and
     (v) provide investment advisory services to the Company, including, without limitation:
          (a) financial advice and services in connection with the direct or indirect acquisition or disposition by the Company of the assets or operations of any business or entity, whether by purchase or sale of stock or assets, merger or consolidation, or otherwise;
          (b) financial advice and services in connection with public or private equity and debt financing;
          (c) financial advice and services, including assistance with respect to matters such as cash management, treasury and financial controls;
          (d) corporate planning and corporate development advice and services;
          (e) strategic planning, including with respect to acquisitions;
          (f) public relations and press relations advice and services; and
          (g) such other advice and services necessitated by the ordinary course of the Company’s business, as the Company may reasonably request from time to time.
     In exchange therefor, the Company shall pay Hayground Cove the sum of $10,000 per month, commencing on the Admission Date and continuing monthly thereafter until the Termination Date. In addition, the Company undertakes to reimburse Hayground Cove, monthly in arrears, all out-of-pocket expenses incurred by Hayground Cove (including the Approved Employees) in performing the services under this Agreement. Such reimbursement payments shall not exceed $10,000 per month.
     The Company and Hayground Cove accept and acknowledge that the Approved Employees may act in circumstances which are in the interests of one of the parties hereto but not the other (a “Conflict Situation”) and agree that neither the Company nor Hayground Cove shall have any liability to the other in respect of any act or omission taken by the Approved Employees in a Conflict Situation and further agree, for the benefit of the Approved Employees, that the Approved Employees shall have no liability to either the Company or Hayground Cove in respect of any such act or omission which is not in the interests of that one of the parties hereto (except where such Approved Employee acts fraudulently).
     The Company acknowledges that the Approved Employees have obligations and duties to perform in their capacity as employees of Hayground Cove and that Hayground Cove makes no guarantee that any of the Approved Employees will devote any amount of time to the affairs of the Company. As used herein, the “Approved Employees” include, without limitation, Christa Short, Samir Jain, Jennifer Albrecht, Mira Cho, Evan Wax, Laura Conover and Timothy Collins, Jr.
     In the event that any of the Approved Employees ceases to be an employee of Hayground Cove, Hayground Cove shall no longer be required to make the services of such person available to the Company, but shall use its reasonable efforts to provide the services of another employee of Hayground Cove having similar experience and skills to the extent Hayground Cove then has such an employee.

     Hayground Cove acknowledges that it has read the Prospectus and understands that the Company has established a trust fund (the “Trust Fund”) with the net proceeds of the Offering and the insider private placement of insider warrants for the benefit of the public stockholders and that the Company may disburse monies from the Trust Fund only (i) to the public stockholders in the event of the conversion of their shares or the liquidation of the Company or (ii) to the Company after it consummates an initial Business Combination described in the Prospectus. For and in consideration of the Company agreeing to this agreement, Hayground Cove hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (each a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and will not seek recourse against the Trust Fund for any reason whatsoever.

Very truly yours, GLOBAL CONSUMER ACQUISITION CORP.
By:
	Name:	Scott LaPorta
	Title:	President and Chief Executive Officer

AGREED TO AND ACCEPTED BY:
HAYGROUND COVE ASSET
MANAGEMENT LLC
By:
   Name: Jason N. Ader
   Title: Authorized Person